SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   January 5, 2000


INSO CORPORATION
(Exact name of registrant as specified in its charter)



Delaware   					             0-23384			          04-3216243
(State or other              (Commission         (I.R.S. Employer
jurisdiction of              File Number)        Identification No.)
incorporation or
organization)


31 St. James Avenue, 								                    02116-4101
Boston, Massachusetts								                    (Zip code)
(Address of principal executive offices)

(617) 753-6500
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Item 2.		Acquisition or Disposition of Assets

(a)	On January 5, 2000, Inso Corporation ("Inso" or, the
"Company") sold the remaining interest in its Product
Data Management ("PDM") Division for $6,000,000 in cash plus assumption of liabilities, subject to adjustment based on the net worth of the business at the closing.
The transaction was in the form of a purchase by Structural Dynamics Research Corporation ("SDRC") of all of the outstanding stock of Inso's subsidiaries
Sherpa Systems Corporation and Inso France Development
SA. The purchase price was paid $5,000,000 in cash at the time of the closing and $1,000,000 placed in a supplemental closing fund to be paid no later than 90 days after the first anniversary of the closing date.
The supplemental closing fund may be subject to certain adjustments allowed under the agreement with SDRC. The transaction also includes a provision for additional cash proceeds to be payable to Inso based upon the achievement of the PDM Division under SDRC of certain revenue targets in the twelve-month period following the sale. The sale to SDRC along with the sale in October 1999 of the DynaText/DynaWeb and ViewPort browser technologies to Enigma Information Systems Ltd. completes the disposition of the Company's PDM business segment.


Item 7.		Financial Statements, Pro Forma Financial Information
and Exhibits

(b) 	Pro Forma Financial Information

      Pro Forma financial information is filed as Exhibit
99.2 hereto.

(c)  Exhibits

2.1  	Stock Purchase Agreement dated January 5,
      2000, between Inso Corporation and
      Structural Dynamics Research Corporation (filed herewith).

99.1 Press release, dated January 5, 2000 (previously filed).

99.2   Pro Forma Financial Information (filed herewith).






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 19th day of January, 2000.

						Inso Corporation

						By /s/ Robert F. Dudley
						Robert F. Dudley
						Vice President and Chief Financial Officer






EXHIBIT INDEX


Exhibit
No.	Exhibit Description


2.1    	Stock Purchase Agreement dated January 5, 2000, between
        Inso Corporation and Structural Dynamics Research
        Corporation (filed herewith).

99.1 	  Press release, dated January 5, 2000 (previously filed).

99.2	   Pro Forma Financial Information (filed herewith).